RISE PURCHASES EXPLORATION DRILL RIGS

June 7, 2018 – Vancouver, British Columbia – Rise Gold Corp. (CSE: RISE, OTCQB: RYES) (“Rise Gold” or the “Company”) announces it has purchased two diamond core drilling rigs for exploration at the Idaho-Maryland (“I-M”) Gold Project.

Rise Gold has purchased a powerful deep hole rig (“Rig #1”) capable of drilling HQ-size core to depths up to 2,050 m (6,750 ft) and NQ-size core to depths up to 2,745 m (9,000 ft). Rise Gold also purchased a smaller drill rig (Rig #2) which will be modified by the Company to achieve depths with NQ-size core up to 900 m (2,950 ft).

The Company will operate the drill rigs with its own employees and Rig #1 will be in operation before mid-June. The Company believes that it can achieve significant cost savings and productivity improvements through the operation of its own drill rig for exploration at the I-M Gold Project. Mr. Michael Leclerc has been appointed as Drill Operations Manager for Rise Gold and has extensive experience with exploration core drilling.

The drill rigs, drill rods of HQ and NQ-size, and accessories were purchased for a price of CDN$611,000. The purchase is financed by the vendor and will be paid in equal monthly installments over an 18-month period with an interest rate of 5% per annum.

Drilling to date has been done by contractor drillers and three exploration drillholes (B-18-02, B-18-03, and B-18-04) have been completed since announcing the resumption of drilling at the I-M Gold Project on April 25th 2018. Multiple quartz veins at the Brunswick Mine were successfully intersected below the existing workings and samples have been submitted for assay. The Company expects to provide the assay results from these drill holes shortly.

About Rise Gold Corp

Rise Gold is an exploration-stage mining company. The Company’s principal asset is the historic past producing Idaho-Maryland Gold Mine located in Nevada County, California, USA. The Idaho-Maryland Gold Mine is one of the United States’ greatest past producing gold mines with total past production of 2,414,000 oz of gold at an average mill head grade of 17 gpt gold from 1866-1955. Rise Gold is incorporated in Nevada, USA and maintains its head office in Vancouver, British Columbia, Canada. Historic production at the Idaho-Maryland Mine is disclosed in the Technical Report on the Idaho-Maryland Project dated June 1st, 2017 and available on

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

Suite 650, 669 Howe Street

Vancouver, BC V6C 0B4

T: 604.260.4577

info@risegoldcorp.com

www.risegoldcorp.com

Benjamin Mossman, P.Eng, CEO of Rise Gold Corp., is the Qualified Person responsible for the technical content of this news release. The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words or statements that certain events or conditions “may” or “will” occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.